UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
EX-1.1 Underwriting Agreement, dated December 12, 2006
EX-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-99.1 Press Release, dated December 12, 2006

Item 8.01. Other Events.
     On December 12, 2006, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC (the “Underwriter”) relating to the issuance and sale of 4,700,000 shares (the “Shares”) of the common stock, $.01 par value per share (“Common Stock”), of Alnylam. Pursuant to the Underwriting Agreement, the Underwriter has agreed to purchase the Shares from Alnylam at a price of $21.57 per share and has advised Alnylam that the price at which the Shares will be sold to the public is initially $22.00 per share.
     The Shares were registered pursuant to a Registration Statement on Form S-3 (File No. 333-138586) filed on November 9, 2006 with the Securities and Exchange Commission (the “Commission”).
     A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1. A copy of the press release announcing the pricing of the offering is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: December 12, 2006	By:	/s/ John M. Maraganore
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 12, 2006, by and among Alnylam Pharmaceuticals, Inc. and Banc of America Securities LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press Release dated December 12, 2006.